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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 23, 2006


                               GELSTAT CORPORATION
             (Exact name of registrant as specified in its charter)


         MINNESOTA                      0-21394                 90-0075732
State of other jurisdiction      (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)


            1650 WEST 82ND STREET, SUITE 1200, BLOOMINGTON, MN 55431
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (952) 881-4105


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

      On June 23, 2006, James La Flamme was appointed to the Company's board of directors. Mr. La Flamme has more than 25 years of senior management, executive leadership and operations experience in the healthcare field. He is currently a senior executive with Galloway Consulting, where he specializes in operational improvement and financial turnaround in the healthcare industry, and implementing transformation strategies to maximize the value of businesses. Mr. La Flamme has also served on a number of pharmacy advisory boards during his career, primarily focused on marketing and sales. He currently sits on the advisory board for FFF Enterprises, one of the largest distributors of biopharmaceuticals, vaccines and blood products in the United States.

      On June 26, 2006, Mr. La Flamme was appointed to serve as chair of the Company's audit committee, and was also appointed to serve on the Company's compensation committee. Also on June 26, 2006, board member Michael Chavanu was appointed to serve as chair of the Company's compensation committee, and was also appointed to serve on the Company's audit committee.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 28, 2006                   GELSTAT CORPORATION


                                       By /s/ Richard Ringold
                                          --------------------------------------
                                              Richard Ringold
                                              Chief Executive Officer